Exhibit 10.23

KVH INDUSTRIES, INC.

POLICY REGARDING AUTOMATIC GRANTS

TO NON-EMPLOYEE DIRECTORS

This Policy (the “Policy”) was adopted by the Compensation Committee of the Board of Directors (the “Board”) of KVH Industries, Inc. (the “Company”) on April 13, 2009.

Pursuant to this Policy, each member of the Board who is not an employee of the Company or any subsidiary of the Company (a “Non-Employee Director”) shall automatically receive (without any further action by the Board or the Compensation Committee of the Board) Restricted Stock Awards pursuant to Section 7A of the Company’s Second Amended and Restated 2006 Stock Incentive Plan (the “Plan”) as described below.

Grant upon Initial Election. Each Non-Employee Director, upon his or her initial election to the Board, shall automatically be granted a Restricted Stock Award with respect to 10,000 shares of Common Stock. In addition, any director of the Company who is elected to the Board but who is not a Non-Employee Director at the time of his or her initial election to the Board and later becomes a Non-Employee Director shall automatically be granted a Restricted Stock Award with respect to 10,000 shares of Common Stock upon his or her first election to the Board as a Non-Employee Director. Each such Restricted Stock Award (each, an “Initial Grant”) shall vest as to one-fourth of the shares subject to the Award on each three-month anniversary of the date of grant, provided that the recipient is serving as a director of the Company on the relevant date of vesting.

Annual Grant. At the first meeting of the Board following the annual meeting of stockholders of the Company, each Non-Employee Director (other than any Non-Employee Director who shall have received an Initial Grant as a result of election to the Board at such meeting) shall automatically be granted a Restricted Stock Award with respect to 5,000 shares of Common Stock, provided that the recipient is serving as a director of the Company on the date of grant. Each such Restricted Stock Award shall vest as to one-fourth of the shares subject to the Award on each three-month anniversary of the date of grant, provided that the recipient is serving as a director of the Company on the relevant date of vesting.

Audit Committee – Grant upon Initial Appointment. Each Non-Employee Director, upon his or her initial appointment to the Audit Committee of the Board, shall automatically be granted a Restricted Stock Award with respect to 5,000 shares of Common Stock. Each such Restricted Stock Award shall vest as to one-fourth of the shares subject to the Award on each three-month anniversary of the date of grant, provided that the recipient is serving as a member of the Audit Committee of the Board on the relevant date of vesting.

Audit Committee – Annual Grant. Each Non-Employee Director serving on the Audit Committee of the Board, upon each anniversary of his or her appointment to the Audit Committee of the Board, shall automatically be granted a Restricted Stock Award with respect to 5,000 shares of Common Stock, provided that the recipient is serving as a member of the Audit Committee of the Board on the date of grant. Each such Restricted Stock Award shall vest as to one-fourth of the shares subject to the Award on each three-month anniversary of the date of grant, provided that the recipient is serving as a member of the Audit Committee of the Board on the relevant date of vesting.

Restricted Stock Agreement. Unless otherwise determined by the Compensation Committee of the Board, each Restricted Stock Award granted under this Policy shall be made pursuant to the form of restricted stock agreement.

Adjustments. All share numbers in this Policy shall be adjusted automatically in accordance with Section 3(d) of the Plan.

Additional Grants. Non-Employee Directors may be granted Awards in addition to those described in this Policy.

General. This Policy may be amended or terminated at any time by the Compensation Committee of the Board for any reason. Any dispute or ambiguity concerning the application of the terms of this Policy shall be resolved by a determination of the Compensation Committee of the Board, in its sole discretion.

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